Exhibit (e)(i)(B)

TWELFTH AMENDMENT TO

DIREXION SHARES ETF TRUST

DISTRIBUTION AGREEMENT

This Twelfth Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009 by and between Direxion Shares ETF Trust, a Delaware statutory Trust (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (“Distributor”), is entered into as of May 28, 2015 (the “Effective Date”)

WHEREAS, the Trust and Distributor desire to amend Appendix A of the Agreement to reflect an updated list of funds; and

WHEREAS, Section 8(c) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trust and Distributor hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Exhibit A of the Agreement is hereby deleted and replaced in its entirety by the Appendix A attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date

DIREXION® SHARES ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Mark Fairbanks
	Eric Falkeis, Chief Operating Officer		Mark Fairbanks, President

Appendix A

Exhibit A

FIXED INCOME BOND FUNDS

•	Direxion Daily 20+ Year Treasury Bear 1X Shares

•	Direxion Daily 20+ Year Treasury Bull 3X Shares

•	Direxion Daily 20+ Year Treasury Bear 3X Shares

•	Direxion Daily Total Bond Market Bear 1X Shares

•	Direxion Daily 7-10 Year Treasury Bear 1X Shares

•	Direxion Daily 7-10 Year Treasury Bull 3X Shares

•	Direxion Daily 7-10 Year Treasury Bear 3X Shares

•	Direxion Daily 7-10 Year Treasury Bull 2X Shares

DOMESTIC EQUITY INDEX FUNDS

•	Direxion All Cap Insider Sentiment Shares

•	Direxion Daily Mid Cap Bear 3X Shares

•	Direxion Daily Mid Cap Bull 2X Shares

•	Direxion Daily Mid Cap Bull 3X Shares

•	Direxion Daily S&P 500® Bull 1.25X Shares

•	Direxion Daily S&P 500® Bear 3X Shares

•	Direxion Daily S&P 500® Bull 2X Shares

•	Direxion Daily S&P 500® Bull 3X Shares

•	Direxion Daily Small Cap Bear 3X Shares

•	Direxion Daily Small Cap Bull 2X Shares

•	Direxion Daily Small Cap Bull 3X Shares

•	Direxion Daily Total Market Bear 1X Shares

•	Direxion NASDAQ-100® Equal Weighted Index Shares

•	Direxion S&P 500® Volatility Response Shares

•	Direxion Small Cap Bull 1.25X Shares

•	Direxion Value Line Small and Mid-Cap High Dividend ETF

•	Direxion Value Line Mid and Large-Cap High Dividend ETF

•	Direxion Value Line Conservative Equity ETF

SECTOR FUNDS

•	Direxion Daily Basic Materials Bull 3X Shares

•	Direxion Daily Energy Bear 3X Shares

•	Direxion Daily Energy Bull 3X Shares

•	Direxion Daily Financial Bear 3X Shares

•	Direxion Daily Financial Bull 3X Shares

•	Direxion Daily Gold Miners Bear 3X Shares

•	Direxion Daily Gold Miners Bull 3X Shares

•	Direxion Daily Healthcare Bull 3X Shares

•	Direxion Daily Junior Gold Miners Index Bear 3X Shares

•	Direxion Daily Junior Gold Miners Index Bull 3X Shares

•	Direxion Daily Natural Gas Related Bull 3X Shares

•	Direxion Daily Real Estate Bear 3X Shares

•	Direxion Daily Real Estate Bull 3X Shares

•	Direxion Daily Retail Bull 3X Shares

•	Direxion Daily Semiconductor Bear 3X Shares

•	Direxion Daily Semiconductor Bull 3X Shares

•	Direxion Daily S&P Biotech Bull 3X Shares

•	Direxion Daily S&P Biotech Bear 3X Shares

•	Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares

•	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares

•	Direxion Daily Technology Bear 3X Shares

•	Direxion Daily Technology Bull 3X Shares

INTERNATIONAL FUNDS

•	Direxion Daily Brazil Bull 3X Shares

•	Direxion Daily CSI 300 China A Share Bull 2X Fund

•	Direxion Daily CSI 300 China A Share Bear 1X Fund

•	Direxion Daily MSCI Europe Currency Hedged Bull 2X Shares

•	Direxion Daily MSCI Japan Currency Hedged Bear 2X Shares

•	Direxion Daily Developed Markets Bear 3X Shares

•	Direxion Daily Developed Markets Bull 3X Shares

•	Direxion Daily Emerging Markets Bear 3X Shares

•	Direxion Daily Emerging Markets Bull 3X Shares

•	Direxion Daily FTSE China Bear 3X Shares

•	Direxion Daily FTSE China Bull 3X Shares

•	Direxion Daily FTSE Developed Markets Bull 1.25X Shares

•	Direxion Daily FTSE Emerging Markets Bull 1.25X Shares

•	Direxion Daily FTSE Europe Bull 3X Shares

•	Direxion Daily India Bull 3X Shares

•	Direxion Daily Japan Bull 3X Shares

•	Direxion Daily Latin America Bull 3X Shares

•	Direxion Daily Russia Bear 3X Shares

•	Direxion Daily Russia Bull 3X Shares

•	Direxion Daily South Korea Bull 3X Shares

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